UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Third Street South, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 332-7371

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On August 18, 2005, The Valspar Corporation, a Delaware corporation (the “Company”), announced the addition of Mr. John Bode to its board of directors. Mr. Bode was appointed to the board of directors at the board’s meeting held on August 17, 2005. Mr. Bode, 57, has 35 years of experience in public accounting with KPMG LLP. He was elected to the partnership in 1981, retired in 2005 and specialized in the KPMG Commercial Practice. During his tenure with KPMG, Mr. Bode worked with KPMG’s largest Minnesota-based clients in the manufacturing, agribusiness and food industries, and acquired considerable experience in acquisition and divestiture transactions, financial reporting, risk assessment and interacting with client audit committees and boards of directors. Mr. Bode was also appointed to the audit and governance committees of the Company's board of directors.

Item 7.01	Regulation FD Disclosure.

        On August 18, 2005, The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated August 18, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Dated: August 18, 2005	By:	/s/ Rolf Engh

	Name:	Rolf Engh
	Title:	Executive Vice President, General Counsel and Secretary